Exhibit 3.27

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 09/20/1994
944176501 - 2435861

CERTIFICATE OF INCORPORATION

OF

NDT ACQUISITION CORP.

1.	The name of this corporation is NDT ACQUISITION CORP.

2.	The corporation’s Registered Office in the State of Delaware is to be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.	The corporation’s initial Registered Agent in the State of Delaware is The Corporation Trust Company.

4.	The purpose of the corporation is to engage in any lawful act or activity for which corporation’s may be organized under the General Corporation Law of Delaware.

5.	The total number of shares of capital stock which the corporation is authorized to issue is Fifteen Hundred (1500) shares of common stock, without par value.

6.	The name and mailing address of the incorporator is as follows:

Laura L. Warren

1800 Provident Tower

One East Fourth Street

Cincinnati, Ohio 45202

7.	The corporation is to have perpetual existence.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly set my hand this 19th day of September, 1994.

Laura L. Warren, Incorporator

201465/09/19/94

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

NDT ACQUISITION CORP.

The undersigned, being the sole incorporator of NDT Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the first paragraph of the Certificate of Incorporation be and it hereby is amended to read as follows:

1.	The name of this corporation is ICO Technology, Inc.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 3rd day of May, 1996.

Laura L. Warren, Incorporator

358518.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/06/1996
960131794 - 2435861

FEB-10-1998 15:54	CT CORPORATION SYSTEM	713 759 1950 P.02/04

RESTATED CERTIFICATE OF INCORPORATION

OF

ICO TECHNOLOGY, INC.

ICO Technology, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts this Restated Certificate of Incorporation, which accurately restates and integrates the provisions of the existing Certificate of Incorporation of the Corporation and all amendments thereto that are in effect on the date hereof (the “Certificate of Incorporation”) and further amends the provisions of the Certificate of Incorporation as described below, and does hereby further certify that:

1. The name of the Corporation is ICO Technology, Inc. The original certificate of incorporation of the Corporation (which was then named NDT Acquisition Corp. but which name was subsequently changed to ICO Technology, Inc. pursuant to a Certificate of Amendment to that Certificate of Incorporation) was filed with the Secretary of State of the State of Delaware on September 20, 1994.

2. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendments to the Certificate of Incorporation as described herein, all in accordance with the provisions of Section 241 of the DGCL.

3. The Corporation has not received any payment for any of its stock, and the Corporation has not yet elected any officers.

4. The Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION

FIRST: The name of the corporation is ICO Technology, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

FEB-10-1998 15:54	CT CORPORATION SYSTEM	713 759 1950 P.03/04

THIRD: The purpose of the corporation is to engage in, carry on and conduct any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share (“Common Stock”). Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation. Shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine. In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

FIFTH: (1) In General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. In addition to the authority and powers conferred upon the Board of Directors of the Corporation by the DGCL or by the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation.

(2) Number, Election and Terms of Directors. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Each director shall hold office for the full term for which such director is elected and until such director’s successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

SIXTH: The Board of Directors of the Corporation is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, as the same exists or hereafter may be amended, supplemented or replaced or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the

2

FEB-10-1998 15:55	CT CORPORATION SYSTEM	713 759 1950 P.04/04

limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

*        *        *

IN WITNESS WHEREOF, ICO Technology, Inc. has caused this certificate to be executed this 9th day of February, 1998.

ICO TECHNOLOGY, INC.

By:

Jon Biro
Sole Director

3

TOTAL P.04